Exhibit 15

May 8, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:     JPMorgan Chase & Co.
Registration Statements on Form S-3
(No. 333-177923)
(No. 333-169900)

Registration Statements on Form S-8
(No. 333-175681)
(No. 333-158325)
(No. 333-150208)
(No. 333-145108)
(No. 333-142109)
(No. 333-125827)
(No. 333-112967)
(No. 333-64476)
(No. 333-47350)
(No. 333-31666)
(No. 333-31634)
(No. 333-73119)

Commissioners:

We are aware that our report dated May 8, 2013 on our review of the consolidated balance sheet of JPMorgan Chase & Co. and its subsidiaries (the “Firm”) as of March 31, 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the three-month periods ended March 31, 2013 and March 31, 2012, included in the Firm's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933, such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

194